UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2008 (December 15, 2008)
Baker Hughes Incorporated
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	1-9397 (Commission File No.)	76-0207995 (I.R.S. Employer Identification No.)

2929 Allen Parkway, Suite 2100		77019
Houston, Texas		(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (713) 439-8600
(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-10.6
EX-10.7
EX-10.8
EX-10.9

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On December 15, 2008, Baker Hughes Incorporated (the “Company”) adopted the following:
     (i) an amendment and restatement of the employment agreement (the “Employment Agreement”) of Mr. Chad C. Deaton, the Company’s President and Chief Executive Officer, to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and final Department of Treasury regulations issued thereunder (collectively, “Section 409A”). A secondary purpose of the amendment to the Employment Agreement was to comply with a recent Internal Revenue Service ruling dealing with performance-based compensation requirements under Section 162(m) of the Code, Revenue Ruling 2008-13, so as to preserve the Company’s tax deductions for bonuses awarded under the Baker Hughes Incorporated Annual Incentive Compensation Plan for Mr. Deaton. The Employment Agreement provides for a six month payment delay, interest paid during the six month payment delay period, a separation from service payment event, a prorated bonus amount and a cash severance payment to compensate for the loss of certain continued retirement plan accruals.
     (ii) amendments and restatements of the individual change in control agreements between certain executives and the Company (the “Individual Agreements”) to comply with Section 409A. A secondary purpose of the amendments to the Individual Agreements was to comply with a recent Internal Revenue Service ruling dealing with performance-based compensation requirements under Section 162(m) of the Code, Revenue Ruling 2008-13, so as to preserve the Company’s tax deductions for bonuses awarded under the ICP for Section 162(m) “covered employees.” The Individual Agreements provide for a six month payment delay, interest paid during the six month payment delay period, funding of a rabbi trust during the six month payment delay period, a separation from service payment event, cash severance payments, pro-rata bonus payments and outplacement services payment. Messrs. Deaton, Peter A. Ragauss, Alan R. Crain, David H. Barr and Martin S. Craighead (collectively, the “Named Executive Officers”) each has an Individual Agreement.
     (iii) an amendment and restatement of the Baker Hughes Incorporated Change in Control Severance Plan (the “Plan”) to comply with Section 409A. The Plan includes a six month payment delay for Section 409A “specified employees”, interest paid during the six month payment delay period, funding of a Rabbi Trust during the six month payment delay period, a separation from service payment event and an outplacement services payment. The Named Executive Officers are covered by the Plan.
     (iv) an amendment to the indemnification agreements between officers and directors and the Company (the “Indemnification Agreements”) to comply with Section 409A.
     (v) an amendment to the Baker Hughes Incorporated Director Compensation Deferral Plan (the “Director Plan”) to conform the financial hardship, disability and death distribution provisions with Section 409A. All of the Company’s independent non-management directors are eligible to participate in the Director Plan.

     (vi) an amendment to the Baker Hughes Incorporated Supplemental Retirement Plan (the “SRP”) to conform the financial hardship distribution provisions with Section 409A. Each of the Named Executive Officers participates in the SRP.
     (vii) an amendment to the Baker Hughes Incorporated Annual Incentive Compensation Plan (“ICP”) to comply with a recent Internal Revenue Service ruling dealing with performance-based compensation requirements under Section 162(m) of the Code, Revenue Ruling 2008-13, so as to preserve the Company’s deductions for bonuses awarded under the ICP for Section 162(m) “covered employees.” The amendment pertains to bonuses in anticipation of a change in control. Each of the Named Executive Officers participates in the ICP.
     (viii) an amendment to the terms and conditions of the 2006 Performance Unit Awards (the “2006 Terms and Conditions”) to comply with Section 409A. The amendment of the 2006 Terms and Conditions modifies the provisions relating to payments in connection with a change of control. Each of the Named Executive Officers has a 2006 Performance Unit Award.
     (ix) an amendment to the terms and conditions of the 2007 Performance Unit Awards (the “2007 Terms and Conditions”) to comply with Section 409A. The amendment of the 2007 terms and Conditions provides for a separation from service payment event and payments in connection with a change of control. Each of the Named Executive Officers has a 2007 Performance Unit Award.
The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the Employment Agreement, Individual Agreements, the Plan, Indemnification Agreements, Director Plan, the SRP, the ICP and the 2006 and 2007 Terms and Conditions, which are each filed with this Form 8-K as Exhibits 10.1 through 10.9 and incorporated into this Item 5.02 by reference.
Item 9.01 Financial Statements and Exhibits.
          (c) Exhibits.
     10.1 Amendment and Restatement of Employment Agreement between Chad C. Deaton and Baker Hughes Incorporated dated as of January 1, 2009.
     10.2 Form of Amended and Restated Change in Control Agreement effective as of January 1, 2009.
     10.3 Amendment and Restatement of the Baker Hughes Incorporated Change in Control Severance Plan effective as of January 1, 2009.
     10.4 Form of Amendment to the Indemnification Agreement effective as of January 1, 2009.

     10.5 Amendment to Baker Hughes Incorporated Director Compensation Deferral Plan effective as of January 1, 2009.
     10.6 Amendment to the Baker Hughes Incorporated Supplemental Retirement Plan effective as of January 1, 2009.
     10.7 Amendment to the Baker Hughes Incorporated Annual Incentive Compensation Plan effective as of January 1, 2009.
     10.8 Form of Amended Baker Hughes Incorporated 2006 Performance Unit Award Terms and Conditions.
     10.9 Form of Amended Baker Hughes Incorporated 2007 Performance Unit Award Terms and Conditions.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED
Dated: December 19, 2008	By:	/s/ Sandra E. Alford
Sandra E. Alford
Corporate Secretary

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